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                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to ss. 240.14a-12

                            People's Bancshares, Inc.
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                (Name of Registrant as Specified In Its Charter)

                             RCG Kingston Fund, Ltd.
                              RCG Kingston, L.L.C.
                                Kingston Fund, LP
                            Ramius Capital Group, LLC
                                 C4S & Co., LLC
                                Jennings & Gillen
                               D.B. Jennings, Inc.
                               Donald B. Jennings
                                Thomas F. Gillen
                     The Partnership for Bank Capital, L.P.
                                Vincent A. Smyth
                                  Mary E. Smyth
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

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     2)  Aggregate number of securities to which transaction applies:

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     3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)  Proposed maximum aggregate value of transaction:

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     5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.



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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

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     2)  Form, Schedule or Registration Statement No.:

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     3)  Filing Party:

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     4)  Date Filed:

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                              RCG Kingston, L.L.C.
                                 Chrysler Center
                            666 Third Ave, 26th Floor
                               New York, NY 10017

                           AN IMPORTANT MESSAGE TO THE
                    SHAREHOLDERS OF PEOPLE'S BANCSHARES, INC.
                            FROM RCG KINGSTON, L.L.C.

March 28, 2000

Dear Fellow Shareholders:

     RCG Kingston Fund, Ltd., The Partnership for Bank Capital, L.P., and Vincent A. and Mary E. Smyth have formed a group that own and control 293,302 shares, or 8.8% of People's Bancshares, Inc., for the purpose of expressing to the company and its shareholders our concerns about management's unwillingness to pursue all strategic alternatives to maximize shareholder value.

     We feel it is the fiduciary responsibility of the board of directors to pursue a business strategy that will produce the highest and best returns to shareholders. The proof of the "pudding" generally used by investors to measure the value of a management's strategy is the price of the company's shares. In the case of People's, we believe it is reasonable to conclude that investors are less than enamored with the value of the company's operating strategy given the past price performance of its stock. While People's stock trades at a price to estimated 2000 earnings of 5.85x (p/e ratio), other Massachusetts thrifts with over $500 million in assets trade at an average p/e of 8.85x (as of March 24, 2000). If People's were to trade at the average p/e of its peers, our shares would have a market value of $27.43 versus the current market value of $18.13 on March 24, 2000. In our view, this value discrepancy is a direct result of management's decision to concentrate on its mortgage origination operation and an excessive leveraging strategy rather than building a core banking franchise.

     While we understand bank stocks in general have been out of favor among investors, this is no excuse for our board to continue the present strategy at the expense of patient and long-time shareholders. As fellow shareholders, we think the board has little incentive to change its current business strategy since nine of the company's ten directors collectively own only 4.5% of the company's shares including options (as of last year's proxy statement).

     In the fall of last year, we discussed our concerns with management and board members and asked they consider seeking alternatives to enhance shareholder value including the sale of the company. They dismissed our concerns as "inappropriate". (You can obtain copies of our letters to the board at www.sec.gov). We ask you: Can a board be believed to be acting in the best interests of shareholders if it thinks it "inappropriate" to examine all business strategies to maximize shareholder value? We think not. Furthermore, we fear that the board's refusal to act on behalf of shareholders, the rightful owners of the company, may let opportunities for maximizing shareholder value slip through its fingers.

     Because of the current board's lack of responsiveness to shareholder concerns, we believe it will be in the best interests of shareholders to elect board members who will be more attentive to maximizing shareholder value.



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Shortly, therefore, we will be providing to all shareholders of People's
Bancshares proxy material proposing an alternative slate of directors for the available board seats at this year's annual meeting.

REMEMBER: THIS IS OUR COMPANY! WE REQUEST THAT YOU GIVE CONSIDERATION TO OUR PROXY WHEN IT BECOMES AVAILABLE AND GIVE YOUR SUPPORT FOR LEADERSHIP THAT HAS MAXIMIZING SHAREHOLDER VALUE AS ITS PRIMARY CONCERN!


Very truly yours,



Thomas F. Gillen           Donald B. Jennings
Managing Officer           Managing Officer
















     RCG Kingston, L.L.C. and the following persons named below may be deemed to be "participants" in RCG Kingston, L.L.C.'s solicitation of proxies from stockholders of People's Bancshares, Inc. ("PBI") for use at the annual meeting of PBI stockholders to be held in 2000: RCG Kingston Fund, Ltd., Kingston Fund, LP, Ramius Capital Group, LLC, C4S & Co., LLC, Jennings & Gillen, D.B. Jennings, Inc., Donald B. Jennings, Thomas F. Gillen, The Partnership for Bank Capital, L.P., Vincent A. Smyth, Mary E. Smyth, William G. Foster, and John R. Kennedy. Information concerning the participants can be found in a Schedule 13D/A and the related exhibits filed with the SEC by certain participants on November 11, 1999, as amended by additional filings on Schedule 13D/A on December 1, 1999, January 27, 2000 and March 17, 2000.

     Investors and security holders are advised to read RCG Kingston, L.L.C.'s preliminary proxy statement with respect to RCG Kingston, L.L.C.'s solicitation of proxies when it becomes available, because that document contains important information. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by RCG Kingston, L.L.C. with the SEC at the SEC's Internet web site at www.sec.gov. The proxy statement (when available) and such other documents may also be obtained for free from RCG Kingston, L.L.C. by directing such request to RCG Kingston, L.L.C.'s proxy solicitor, Beacon Hill Partners, Inc., at (800) 755-5001.


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